Exhibit 99.1

767 Fifth Avenue New York, NY 10153	News Contact: Investors: Rainey Mancini rmancini@estee.com Media: Brendan Riley briley@estee.com

THE ESTÉE LAUDER COMPANIES ANNOUNCES FISCAL 2030 AMBITION AT ITS CAPITAL MARKETS EXPERIENCE: CHINA ECOSYSTEM IMMERSION EVENT
Sustainable Mid-Single-Digit Organic Net Sales Growth through Fiscal 2030
Adjusted Operating Margin of 16.5%-18.5% in Fiscal 2030
Double-Digit Adjusted EPS Growth through Fiscal 2030
New York, November 4, 2026 - The Estée Lauder Companies Inc. (NYSE: EL) today announced its fiscal 2030 ambition at its Capital Markets Experience: China Ecosystem Immersion event in Shanghai, China. Stéphane de La Faverie, President and Chief Executive Officer, and Akhil Shrivastava, Executive Vice President and Chief Financial Officer, outlined the Company’s targets, including its plans to build on the progress of its Beauty Reimagined strategic vision and the execution of its One ELC operating model to deliver sustainable growth while continuing to drive stronger operating leverage and expanded profitability.
“We are now entering a new chapter, moving beyond restoring growth to accelerating sustainable, profitable growth and creating long-term value. Our fiscal 2027 outlook reflects this momentum, with accelerating organic sales growth and another year of significant profitability improvement,” said Stéphane de La Faverie, President and CEO.

“Today, with growing confidence in the strength of Beauty Reimagined and the impact of our One ELC operating model, we are introducing our fiscal 2030 ambition: to deliver sustainable mid-single-digit organic sales growth annually and double-digit adjusted EPS growth through fiscal 2030, while achieving an adjusted operating margin of 16.5%-18.5% in fiscal 2030.”

de La Faverie emphasized, “We are becoming a faster, more agile and more consumer-centric company, with the creativity, entrepreneurial mindset and operational discipline to win in a rapidly evolving beauty landscape. We have laid the foundation, we are building momentum, and I firmly believe the best of The Estée Lauder Companies is yet to come.”

THE NEXT CHAPTER OF GROWTH

The Estée Lauder Companies Inc. provided the building blocks of its fiscal 2030 ambition, including:

•Beauty Reimagined momentum delivering broad-based sales growth across product categories and geographic regions by:
◦Expanding consumer reach and conversion through best-in-class consumer coverage
◦Recruiting and retaining consumers through transformative innovation
◦Amplifying brand desirability, relevance, equity and engagement through sustained consumer-facing investment
•Continuous improvement driving margin expansion and enhanced operating leverage, through:
◦Completing the execution of the Company’s Profit Recovery and Growth Plan (“PRGP”) approved business cases
◦Embedding everyday efficiency across the organization
◦Advancing additional adjusted gross margin improvement through operational excellence
•Leveraging benefits of the One ELC operating model and Reimagined Ways of Working which have transformed the Company’s structure and culture to execute with speed by:
◦Simplifying processes and scaling technology and automation with its One Operating Ecosystem
◦Empowering faster, more accountable decision making, as a simpler organization with One Team
◦Cultivating a bold, agile and entrepreneurial mindset with One Culture

FISCAL 2030 AMBITION (unaudited)

The Company’s fiscal 2030 ambition reflects its focus on diversifying sales growth, expanding margins and strengthening cash generation.

The Company’s ambitions reflect the following assumptions:
•Sustainable mid-single-digit organic net sales growth through fiscal 2030:
◦More diversified growth across product categories and geographic regions, reflecting greater balance among brands and between the East and West
•Adjusted operating margin of 16.5%-18.5% in fiscal 2030, reflecting:
◦Greater margin expansion in fiscal year 2028, relative to fiscal years 2029 and 2030, reflecting a full-year run-rate of benefits from the final execution of initiatives approved under the Company’s PRGP through fiscal 2027
◦Continued incremental reduction in non-consumer-facing expenses through everyday efficiencies
◦Continued consumer-facing investment to fuel sales growth
•Improvement to the Company’s adjusted effective tax rate, reaching 30% or below by fiscal 2030

•Through fiscal 2030, the Company expects higher earnings, lower restructuring payments and continued working capital efficiencies to strengthen operating cash flow and, together with optimization of capital expenditures, to increase free cash flow
•Double-digit adjusted diluted net earnings per share growth through fiscal 2030

WEBCAST DETAILS
Interested parties can access the live webcast on Wednesday, November 4th, beginning at 1:00 p.m. China Standard Time (12:00 a.m. ET) at Investors – The Estée Lauder Companies Inc. A replay of the webcast will be archived on the site.

NON-GAAP FINANCIAL MEASURES
This press release includes forward-looking non-GAAP financial measures, including organic net sales, adjusted operating margin, adjusted effective tax rate and adjusted diluted net earnings per common share. Organic net sales represents net sales excluding returns associated with restructuring and other activities; non-comparable impacts of acquisitions, divestitures and brand closures; as well as the impact from foreign currency translation. The Company anticipates a net sales impact from the acquisition of Forest Essentials in fiscal 2028 related to the fiscal 2028 first quarter which is not able to be forecasted at this time with reasonable certainty, nor is it able to forecast the impact of foreign currency with reasonable certainty. Additionally, the Company expects charges from restructuring and other activities of approximately $40 million to $50 million, before taxes, in fiscal 2028, which are currently expected to impact operating margin, effective tax rate and diluted net earnings per common share, and are excluded from these forward-looking metrics. In isolation, the Company’s estimated charges from restructuring and other activities are not expected to impact the projected improvements in these metrics, on a reported basis compared to as adjusted. The Company does not provide full reconciliations of forward-looking non-GAAP measures to the most directly comparable GAAP measures because such reconciliations are not available without unreasonable effort. This is due to the inherent difficulty in forecasting with reasonable certainty certain other amounts that are necessary for such reconciliations. For the same reasons, the Company is unable to forecast with reasonable certainty all adjustments needed in order to provide forward-looking GAAP financial measures at this time. The amount of these adjustments may be material and, therefore, could result in forward-looking GAAP financial measures being materially different or less than forward-looking non-GAAP financial measures.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this press release, in particular those in “Fiscal 2030 Ambition,” as well as remarks by the CEO and other members of management, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may address the Company’s expectations regarding sales, earnings or other future financial performance and liquidity, other performance measures, product introductions, entry into new geographic regions, information technology initiatives, new methods of sale, the Company’s long-term strategy, restructuring and other charges and resulting cost savings, and future operations or operating results. These statements may contain words like “expect,” “will,” “will likely result,” “would,” “believe,” “estimate,” “planned,” “plans,” “intends,” “may,” “should,” “could,” “anticipate,” “estimate,” “project,” “projected,” “forecast,” and “forecasted” or similar expressions. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, actual results may differ materially from the Company’s expectations. Factors that could cause actual results to differ from expectations include, without limitation:

(1)increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses;
(2)the Company’s ability to develop, produce and market new products on which future operating results may depend and to successfully address challenges in the Company’s business;
(3)consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company’s products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company’s competitors or ownership of competitors by the Company’s customers that are retailers and the Company’s inability to collect receivables;
(4)destocking and tighter working capital management by retailers;
(5)the success, or changes in timing or scope, of new product innovation, including launches, and the success, or changes in timing or scope, of advertising, sampling and merchandising programs;
(6)shifts in the preferences of consumers as to how they perceive value and where and how they shop;
(7)social, political and economic risks to the Company’s foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
(8)changes in the laws, regulations and policies (including the interpretations and enforcement thereof) that affect, or will affect, the Company’s business, including those relating to its products or distribution networks, changes in accounting standards, tax laws and regulations, environmental or climate change laws, regulations or accords, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action the Company may take as a result;
(9)foreign currency fluctuations affecting the Company’s results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company’s operating and manufacturing costs outside of the United States;
(10)changes in global or local conditions, including those due to volatility in the global credit and equity markets, government economic policies, natural or man-made disasters, real or perceived epidemics, supply chain challenges, inflation, or increased energy costs, that could affect consumer purchasing, the willingness or ability of consumers to travel and/or purchase the Company’s products while traveling, the financial strength of the Company’s customers, suppliers or other contract counterparties, the Company’s operations, the cost and availability of capital which the Company may need for new equipment, facilities or acquisitions, the returns that the Company is able to generate on its pension assets and the resulting impact on funding obligations, the cost and availability of raw materials and the assumptions underlying the Company’s critical accounting estimates;
(11)shipment delays, commodity pricing, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities that manufacture the Company’s products or at the Company’s distribution or inventory centers, including disruptions that may be caused by the implementation of information technology initiatives, or by restructurings;
(12)real estate rates and availability, which may affect the Company’s ability to increase or maintain the number of retail locations at which the Company sells its products and the costs associated with the Company’s other facilities;
(13)changes in product mix to products which are less profitable;
(14)the Company’s ability to acquire, develop or implement new information technology, including operational technology and websites, on a timely basis and within the Company’s cost estimates; to maintain continuous operations of its new and existing information technology; and to secure the data and other information that may be stored in such technologies or other systems or media;
(15)the Company’s ability to capitalize on opportunities for improved efficiency, such as publicly-announced strategies and restructuring and cost-savings initiatives, and to integrate acquired businesses and realize value therefrom;
(16)consequences attributable to local or international conflicts around the world, as well as from any terrorist action, retaliation and the threat of further action or retaliation;
(17)the timing and impact of acquisitions, investments and divestitures; and
(18)additional factors as described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2026.

The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

The Estée Lauder Companies Inc. is one of the world’s leading manufacturers, marketers and sellers of quality skin care, makeup, fragrance and hair care products, and is a steward of luxury and prestige brands globally. The Company’s products are sold in approximately 150 countries and territories under brand names including: Estée Lauder, Aramis, Clinique, Lab Series, Origins, M·A·C, La Mer, Bobbi Brown Cosmetics, Aveda, Jo Malone London, Bumble and bumble, Darphin Paris, TOM FORD, Smashbox, AERIN Beauty, Le Labo, Editions de Parfums Frédéric Malle, GLAMGLOW, KILIAN PARIS, Too Faced, Dr.Jart+, the DECIEM family of brands—including The Ordinary, NIOD, Avestan and Loopha—as well as Balmain Beauty and Forest Essentials.

ELC-F
ELC-E

Page 5 of 5